Exhibit 99.1

Press Release
Las Vegas Sands Reports
First Quarter 2018 Results

For the Quarter Ended March 31, 2018
(Compared to the Quarter Ended March 31, 2017)

- Consolidated Net Revenue Increased 16.7% to $3.58 Billion
- Net Income Increased 179.1% to $1.62 Billion, Which Includes a Nonrecurring Non-Cash Income Tax Benefit of $670 Million ($0.85 per Diluted Share)
- GAAP Earnings per Diluted Share Increased 201.6% to $1.84; Adjusted Earnings per Diluted Share Increased 57.6% to $1.04
- Consolidated Adjusted Property EBITDA Increased 30.7% to $1.50 Billion, While Hold-Normalized Adjusted Property EBITDA Increased 20.2% to $1.37 Billion
- In Macao, Adjusted Property EBITDA Increased 26.0% to $789 Million, While Hold-Normalized Adjusted Property EBITDA Increased 29.1% to $767 Million
- At Marina Bay Sands in Singapore, Adjusted Property EBITDA Increased 48.6% to $541 Million, While Hold-Normalized Adjusted Property EBITDA Increased 11.1% to $430 Million
- At Our Las Vegas Operating Properties, Adjusted Property EBITDA Increased 15.6% to $141 Million
- The Company Paid Quarterly Dividends of $0.75 per Share
- The Company Repurchased $75 Million of Common Stock

Las Vegas, NV (April 25, 2018) - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended March 31, 2018.

First Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “We are extremely pleased to have delivered strong financial results in the quarter. Consolidated adjusted property EBITDA reached a record $1.50 billion, an increase of 30.7% compared to the first quarter of 2017. The power of our unique convention-based Integrated Resort business model was once again on display during the quarter, with record quarterly financial results achieved in Macao, Singapore and Las Vegas. We also continued to invest in growth initiatives in each of our markets while returning excess capital to shareholders.”

The company paid a recurring quarterly dividend of $0.75 per common share during the quarter. The company announced that its next quarterly dividend of $0.75 per common share will be paid on June 28, 2018, to Las Vegas Sands shareholders of record on June 20, 2018. In addition, the company repurchased $75 million of common stock (1.0 million shares at a weighted average price of $71.54) during the quarter ended March 31, 2018.

Company-Wide Operating Results

Net revenue for the first quarter of 2018 increased 16.7% to $3.58 billion, compared to $3.07 billion in the first quarter of 2017. Net income increased 179.1% to $1.62 billion in the first quarter of 2018, compared to $579 million in the year-ago quarter.

Effective January 1, 2018, the Company adopted the new revenue recognition standard on a full retrospective basis. The adoption of this standard did not have a material impact on the Company's financial condition or net income. All 2017 financial results have been reclassified to conform to the current presentation.

On a GAAP (accounting principles generally accepted in the United States of America) basis, operating income in the first quarter of 2018 increased 51.6% to $1.16 billion, compared to $764 million in the first quarter of 2017. The increase in operating income was primarily due to stronger results in Macao and at Marina Bay Sands in Singapore and the impact of a change in our depreciable lives during the third quarter of 2017, as discussed further below. Consolidated adjusted property EBITDA (a non-GAAP measure) of $1.50 billion increased 30.7% in the first quarter of 2018, compared to the year-ago quarter. On a hold-normalized basis, adjusted property EBITDA was $1.37 billion in the first quarter of 2018, an increase of 20.2% from the prior-year quarter.

On a GAAP basis, net income attributable to Las Vegas Sands in the first quarter of 2018 increased 202.7% to $1.46 billion, compared to $481 million in the first quarter of 2017, while diluted earnings per share in the first quarter of 2018 of $1.84 represented an increase of 201.6% compared to the prior-year quarter. The increase in net income attributable to Las Vegas Sands reflected the increase in operating income described above and a nonrecurring non-cash income tax benefit of $670 million due to applying U.S. tax reform enacted in December 2017 to the Company's 2018 income tax provision, discussed further below, partially offset by an increase in net income attributable to noncontrolling interests.

Adjusted net income attributable to Las Vegas Sands (a non-GAAP measure) increased 55.5% to $821 million, or $1.04 per diluted share, compared to $528 million, or $0.66 per diluted share, in the first quarter of 2017.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. (SCL) increased 17% to $2.16 billion in the first quarter of 2018, compared to $1.84 billion in the first quarter of 2017. Net income for SCL increased 59% to $557 million in the first quarter of 2018, compared to $350 million in the first quarter of 2017.

Other Factors Affecting Earnings

Depreciation and amortization expense was $264 million in the first quarter of 2018, compared to $321 million in the first quarter of 2017. This decrease was driven primarily by a change in the estimated useful lives of our buildings, building improvements and land improvements accounted for as a change in accounting estimate beginning on July 1, 2017, and resulted in a reduction of depreciation and amortization expense and an increase in operating income of $64 million, and an increase of net income attributable to Las Vegas Sands of $46 million, or earnings per share of $0.06 on a basic and diluted basis, in the first quarter of 2018.

Interest expense, net of amounts capitalized, was $89 million for the first quarter of 2018, compared to $78 million in the prior-year quarter. Our weighted average borrowing cost in the first quarter of 2018 was approximately 3.5%, compared to 3.0% during the first quarter of 2017.

Other expense, which was comprised primarily of foreign currency losses due to a depreciation of the U.S. dollar versus the Singapore dollar during the period, was $26 million for the first quarter of 2018, compared to $36 million in the first quarter of 2017.

Our effective income tax rate for the first quarter of 2018 was (54.6)% compared to 10.6% in the prior-year quarter. The tax rate for the first quarter of 2018 is primarily driven by a nonrecurring non-cash benefit of $670 million due to the changes in U.S. tax law enacted in December 2017 and is based on our initial analysis of the application of the Tax Cuts and Jobs Act (the "Act" or "tax reform") to the 2018 income tax provision and may be adjusted in future periods as required. The benefit relates to concluding in the first quarter of 2018 on the application of Global Intangible Low-Taxed Income (“GILTI”), which resulted in the reversal of a valuation allowance related to our historical foreign tax credits. The Act creates complexity that will likely require implementation guidance from the Internal Revenue Service and could impact our tax return filing positions, which may impact the estimates and assumptions utilized in our initial analysis. This benefit is partially offset by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate. Our effective income tax rate for the first quarter of 2018 would have been 9.5% without the discrete benefit associated with changes in U.S. tax law.

The net income attributable to noncontrolling interests during the first quarter of 2018 of $160 million was principally related to SCL.

Balance Sheet Items

Unrestricted cash balances as of March 31, 2018 were $2.63 billion.

As of March 31, 2018, total debt outstanding, including the current portion and net of deferred financing costs (excluding those costs related to our revolving facilities) and original issue discount, was $9.65 billion.

Capital Expenditures

Capital expenditures during the first quarter totaled $238 million, including construction, development and maintenance activities of $125 million in Macao, $75 million in Las Vegas, $35 million at Marina Bay Sands and $3 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company’s results on Wednesday, April 25, 2018 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, fluctuations in currency exchange rates and interest rates, government regulation, tax law changes and the impact of U.S. tax reform, legalization of gaming, natural or man-made disasters, terrorist acts or war, outbreaks of infectious diseases, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands Corp.

Las Vegas Sands Corp. (NYSE: LVS) is the world’s pre-eminent developer and operator of world-class Integrated Resorts that feature luxury hotels; best-in-class gaming; retail; dining and entertainment; Meetings, Incentives, Convention and Exhibition (MICE) facilities; and many other business and leisure amenities. We pioneered the MICE-driven Integrated Resort, a unique, industry-leading and extremely successful model that serves both the business and leisure tourism markets.

Our properties include The Venetian and The Palazzo resorts and Sands Expo in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for our more than 50,000 team members worldwide, driving impact through its Sands Cares corporate giving program and leading innovation with the company’s award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2018 Results
Non-GAAP Measures

Within the company’s first quarter 2018 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so that investors have the same financial data that management uses in evaluating financial performance with the belief that it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain non-recurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax and an adjustment for a nonrecurring non-cash benefit due to U.S. tax reform enacted in 2017. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.15% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.0% to 3.3% for our Macao properties, applying a Rolling Chip win percentage of 2.85% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 2.7% to 3.0% for our Singapore property, and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments are made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid to third parties on the incremental win, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Casino	$2,599	$2,157
Rooms	445	398
Food and beverage	228	212
Mall	156	157
Convention, retail and other	151	143
Net revenues	3,579	3,067
Operating expenses:
Resort operations	2,083	1,922
Corporate	56	42
Pre-opening	1	2
Development	3	3
Depreciation and amortization	264	321
Amortization of leasehold interests in land	9	10
Loss on disposal or impairment of assets	5	3
	2,421	2,303
Operating income	1,158	764
Other income (expense):
Interest income	5	3
Interest expense, net of amounts capitalized	(89)	(78)
Other expense	(26)	(36)
Loss on modification or early retirement of debt	(3)	(5)
Income before income taxes	1,045	648
Income tax benefit (expense)	571	(69)
Net income	1,616	579
Net income attributable to noncontrolling interests	(160)	(98)
Net income attributable to Las Vegas Sands Corp.	$1,456	$481

Earnings per share:
Basic	$1.85	$0.61
Diluted	$1.84	$0.61

Weighted average shares outstanding:
Basic	789	794
Diluted	790	795

Dividends declared per common share	$0.75	$0.73
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net Revenues
The Venetian Macao	$868	$726
Sands Cotai Central	549	459
The Parisian Macao	359	310
The Plaza Macao and Four Seasons Hotel Macao	191	138
Sands Macao	154	178
Ferry Operations and Other	39	38
Macao Operations	2,160	1,849

Marina Bay Sands	872	690
Las Vegas Operating Properties	477	445
Sands Bethlehem	134	139
Intersegment Eliminations	(64)	(56)
	$3,579	$3,067

Adjusted Property EBITDA
The Venetian Macao	$348	$289
Sands Cotai Central	201	143
The Parisian Macao	116	82
The Plaza Macao and Four Seasons Hotel Macao	73	51
Sands Macao	47	54
Ferry Operations and Other	4	7
Macao Operations	789	626

Marina Bay Sands	541	364
Las Vegas Operating Properties	141	122
Sands Bethlehem	29	36
	$1,500	$1,148

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	40.1%	39.8%
Sands Cotai Central	36.6%	31.2%
The Parisian Macao	32.3%	26.5%
The Plaza Macao and Four Seasons Hotel Macao	38.2%	37.0%
Sands Macao	30.5%	30.3%
Ferry Operations and Other	10.3%	18.4%
Macao Operations	36.5%	33.9%

Marina Bay Sands	62.0%	52.8%
Las Vegas Operating Properties	29.6%	27.4%
Sands Bethlehem	21.6%	25.9%

Total	41.9%	37.4%
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2018	2017
Net income	$1,616	$579
Add (deduct):
Income tax (benefit) expense	(571)	69
Loss on modification or early retirement of debt	3	5
Other expense	26	36
Interest expense, net of amounts capitalized	89	78
Interest income	(5)	(3)
Loss on disposal or impairment of assets	5	3
Amortization of leasehold interests in land	9	10
Depreciation and amortization	264	321
Development expense	3	3
Pre-opening expense	1	2
Stock-based compensation (1)	4	3
Corporate expense	56	42
Consolidated Adjusted Property EBITDA	$1,500	$1,148

Hold-normalized casino revenue (2)	(190)	(17)
Hold-normalized casino expense (2)	57	6
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,367	$1,137
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
During the three months ended March 31, 2018 and 2017, the company recorded stock-based compensation expense of $9 million and $10 million, respectively, of which $5 million and $7 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended March 31, 2018

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$789	$(51)	$29	$767
Marina Bay Sands	541	(139)	28	430
United States:
Las Vegas Operating Properties	141	—	—	141
Sands Bethlehem	29	—	—	29
	$1,500	$(190)	$57	$1,367

	Three Months Ended March 31, 2017

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$626	$(44)	$12	$594
Marina Bay Sands	364	29	(6)	387
United States:
Las Vegas Operating Properties	122	(2)	—	120
Sands Bethlehem	36	—	—	36
	$1,148	$(17)	$6	$1,137
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the company’s current period win percentage equaled 3.15% for Macao Operations and 2.85% for Marina Bay Sands. This calculation will only be applied if the current period win percentage is outside the expected range of 3.0% to 3.3% for Macao Operations and 2.7% to 3.0% for Marina Bay Sands.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)
Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended
	March 31,
	2018	2017
Net income attributable to Las Vegas Sands Corp.	$1,456	$481

Pre-opening expense	1	2
Development expense	3	3
Loss on disposal or impairment of assets	5	3
Other expense	26	36
Loss on modification or early retirement of debt	3	5
Nonrecurring non-cash income tax benefit of U.S. tax reform (1)	(670)	—
Income tax impact on net income adjustments (2)	(1)	—
Noncontrolling interest impact on net income adjustments	(2)	(2)
Adjusted net income	$821	$528

Hold-normalized casino revenue (3)	(190)	(17)
Hold-normalized casino expense (3)	57	6
Income tax impact on hold adjustments (2)	19	(3)
Noncontrolling interest impact on hold adjustments	7	10
Hold-normalized adjusted net income	$714	$524

The following is a reconciliation of Diluted Earnings per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended
	March 31,
	2018	2017
Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$1.84	$0.61

Pre-opening expense	—	—
Development expense	—	—
Loss on disposal or impairment of assets	0.01	—
Other expense	0.03	0.04
Loss on modification or early retirement of debt	0.01	0.01
Nonrecurring non-cash income tax benefit of U.S. tax reform	(0.85)	—
Income tax impact on net income adjustments	—	—
Noncontrolling interest impact on net income adjustments	—	—
Adjusted earnings per diluted share	$1.04	$0.66

Hold-normalized casino revenue	(0.24)	(0.02)
Hold-normalized casino expense	0.07	0.01
Income tax impact on hold adjustments	0.02	—
Noncontrolling interest impact on hold adjustments	0.01	0.01
Hold-normalized adjusted earnings per diluted share	$0.90	$0.66

Weighted average diluted shares outstanding	790	795
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
Adjustment reflects the impact of the Tax Cuts and Jobs Act enacted in the U.S. in December 2017 (the "Act" or "tax reform") on the valuation allowance related to certain of the company's tax attributes. This adjustment includes estimates and assumptions based on the company's initial analysis of the Act in applying it to the 2018 income tax provision and may be adjusted in future periods as required. The Act creates complexity and will require implementation guidance from the Internal Revenue Service and could impact the company's tax return filing positions, which may impact the estimates and assumptions utilized in the initial analysis.

(2)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(3)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$16,059	$13,829
Slot machine win per unit per day (2)	$267	$260
Average number of table games	596	550
Average number of slot machines	1,781	1,498

Sands Cotai Central:
Table games win per unit per day (1)	$12,519	$10,425
Slot machine win per unit per day (2)	$306	$334
Average number of table games	407	404
Average number of slot machines	1,836	1,581

The Parisian Macao:
Table games win per unit per day (1)	$10,644	$8,203
Slot machine win per unit per day (2)	$234	$248
Average number of table games	362	384
Average number of slot machines	1,349	1,540

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$19,254	$14,478
Slot machine win per unit per day (2)	$498	$641
Average number of table games	113	101
Average number of slot machines	203	126

Sands Macao:
Table games win per unit per day (1)	$8,106	$9,241
Slot machine win per unit per day (2)	$233	$280
Average number of table games	198	207
Average number of slot machines	949	809

Marina Bay Sands:
Table games win per unit per day (1)	$11,789	$9,708
Slot machine win per unit per day (2)	$790	$653
Average number of table games	573	583
Average number of slot machines	2,399	2,499

Las Vegas Operating Properties:
Table games win per unit per day (1)	$5,214	$4,110
Slot machine win per unit per day (2)	$337	$274
Average number of table games	238	252
Average number of slot machines	1,697	1,996

Sands Bethlehem:
Table games win per unit per day (1)	$3,248	$3,401
Slot machine win per unit per day (2)	$269	$272
Average number of table games	175	177
Average number of slot machines	3,180	3,159
____________________

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company's loyalty programs and allocating revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$716	$596	$120	20.1%
Rooms	57	42	15	35.7%
Food and Beverage	23	17	6	35.3%
Mall	53	51	2	3.9%
Convention, Retail and Other	19	20	(1)	(5.0)%
Net Revenues	$868	$726	$142	19.6%

Adjusted Property EBITDA	$348	$289	$59	20.4%
EBITDA Margin %	40.1%	39.8%		0.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,866	$6,149	$1,717	27.9%
Rolling Chip Win %(1)	4.20%	3.97%		0.23	pts

Non-Rolling Chip Drop	$2,244	$1,728	$516	29.9%
Non-Rolling Chip Win %	23.7%	25.5%		(1.8	)pts

Slot Handle	$837	$653	$184	28.2%
Slot Hold %	5.1%	5.4%		(0.3	)pts

Hotel Statistics

Occupancy %	95.9%	86.5%		9.4	pts
Average Daily Rate (ADR)	$232	$203	$29	14.3%
Revenue per Available Room (RevPAR)	$223	$175	$48	27.4%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$418	$344	$74	21.5%
Rooms	82	65	17	26.2%
Food and Beverage	29	24	5	20.8%
Mall	14	19	(5)	(26.3)%
Convention, Retail and Other	6	7	(1)	(14.3)%
Net Revenues	$549	$459	$90	19.6%

Adjusted Property EBITDA	$201	$143	$58	40.6%
EBITDA Margin %	36.6%	31.2%		5.4	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,407	$2,900	$(493)	(17.0)%
Rolling Chip Win %(1)	3.43%	2.97%		0.46	pts

Non-Rolling Chip Drop	$1,760	$1,469	$291	19.8%
Non-Rolling Chip Win %	21.4%	20.0%		1.4	pts

Slot Handle	$1,276	$1,189	$87	7.3%
Slot Hold %	4.0%	4.0%		—

Hotel Statistics

Occupancy %	93.5%	79.4%		14.1	pts
Average Daily Rate (ADR)	$158	$148	$10	6.8%
Revenue per Available Room (RevPAR)	$148	$117	$31	26.5%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$291	$243	$48	19.8%
Rooms	33	29	4	13.8%
Food and Beverage	15	16	(1)	(6.3)%
Mall	15	17	(2)	(11.8)%
Convention, Retail and Other	5	5	—	—
Net Revenues	$359	$310	$49	15.8%

Adjusted Property EBITDA	$116	$82	$34	41.5%
EBITDA Margin %	32.3%	26.5%		5.8	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,598	$3,722	$876	23.5%
Rolling Chip Win %(1)	2.77%	2.82%		(0.05	)pts

Non-Rolling Chip Drop	$1,086	$983	$103	10.5%
Non-Rolling Chip Win %	20.2%	18.2%		2.0	pts

Slot Handle	$1,044	$854	$190	22.2%
Slot Hold %	2.7%	4.0%		(1.3	)pts

Hotel Statistics

Occupancy %	94.5%	81.9%		12.6	pts
Average Daily Rate (ADR)	$151	$135	$16	11.9%
Revenue per Available Room (RevPAR)	$143	$111	$32	28.8%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

The Plaza Macao and Four Seasons Hotel Macao	Three Months Ended
	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$142	$92	$50	54.3%
Rooms	9	8	1	12.5%
Food and Beverage	8	7	1	14.3%
Mall	31	31	—	—
Convention, Retail and Other	1	—	1	N.M.
Net Revenues	$191	$138	$53	38.4%

Adjusted Property EBITDA	$73	$51	$22	43.1%
EBITDA Margin %	38.2%	37.0%		1.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,055	$1,830	$1,225	66.9%
Rolling Chip Win %(1)	3.25%	3.58%		(0.33	)pts

Non-Rolling Chip Drop	$416	$303	$113	37.3%
Non-Rolling Chip Win %	23.2%	21.8%		1.4	pts

Slot Handle	$135	$97	$38	39.2%
Slot Hold %	6.7%	7.4%		(0.7	)pts

Hotel Statistics

Occupancy %	88.7%	79.0%		9.7	pts
Average Daily Rate (ADR)	$322	$367	$(45)	(12.3)%
Revenue per Available Room (RevPAR)	$285	$290	$(5)	(1.7)%
____________________

N.M.	Not Meaningful
Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$142	$164	$(22)	(13.4)%
Rooms	4	5	(1)	(20.0)%
Food and Beverage	7	7	—	—
Convention, Retail and Other	1	2	(1)	(50.0)%
Net Revenues	$154	$178	$(24)	(13.5)%

Adjusted Property EBITDA	$47	$54	$(7)	(13.0)%
EBITDA Margin %	30.5%	30.3%		0.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$897	$1,913	$(1,016)	(53.1)%
Rolling Chip Win %(1)	2.78%	2.60%		0.18	pts

Non-Rolling Chip Drop	$657	$613	$44	7.2%
Non-Rolling Chip Win %	18.2%	20.0%		(1.8	)pts

Slot Handle	$640	$596	$44	7.4%
Slot Hold %	3.1%	3.4%		(0.3	)pts

Hotel Statistics

Occupancy %	98.8%	97.9%		0.9	pts
Average Daily Rate (ADR)	$165	$195	$(30)	(15.4)%
Revenue per Available Room (RevPAR)	$163	$191	$(28)	(14.7)%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$652	$492	$160	32.5%
Rooms	100	94	6	6.4%
Food and Beverage	52	43	9	20.9%
Mall	42	38	4	10.5%
Convention, Retail and Other	26	23	3	13.0%
Net Revenues	$872	$690	$182	26.4%

Adjusted Property EBITDA	$541	$364	$177	48.6%
EBITDA Margin %	62.0%	52.8%		9.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,375	$8,916	$(1,541)	(17.3)%
Rolling Chip Win %(1)	4.77%	2.52%		2.25	pts

Non-Rolling Chip Drop(2)	$1,397	$1,286	$111	8.6%
Non-Rolling Chip Win %(2)	18.4%	22.2%		(3.8	)pts

Slot Handle	$3,885	$3,420	$465	13.6%
Slot Hold %	4.4%	4.3%		0.1	pts

Hotel Statistics

Occupancy %	96.8%	96.9%		(0.1	)pts
Average Daily Rate (ADR)	$455	$438	$17	3.9%
Revenue per Available Room (RevPAR)	$440	$425	$15	3.5%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)	As of Q1 2018, Non-Rolling Chip drop at MBS includes chips purchased and exchanged at the cage. Prior period amounts have been updated to conform to current presentation.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$120	$104	$16	15.4%
Rooms	156	151	5	3.3%
Food and Beverage	88	91	(3)	(3.3)%
Convention, Retail and Other	113	99	14	14.1%
Net Revenues	$477	$445	$32	7.2%

Adjusted Property EBITDA	$141	$122	$19	15.6%
EBITDA Margin %	29.6%	27.4%		2.2	pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$491	$433	$58	13.4%
Table Games Win %(1)	22.7%	21.5%		1.2	pts

Slot Handle	$618	$604	$14	2.3%
Slot Hold %	8.3%	8.1%		0.2	pts

Hotel Statistics

Occupancy %	95.8%	94.3%		1.5	pts
Average Daily Rate (ADR)	$257	$258	$(1)	(0.4)%
Revenue per Available Room (RevPAR)	$246	$243	$3	1.2%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Bethlehem	March 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$118	$122	$(4)	(3.3)%
Rooms	4	4	—	—
Food and Beverage	6	7	(1)	(14.3)%
Mall	1	1	—	—
Convention, Retail and Other	5	5	—	—
Net Revenues	$134	$139	$(5)	(3.6)%

Adjusted Property EBITDA	$29	$36	$(7)	(19.4)%
EBITDA Margin %	21.6%	25.9%		(4.3	)pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$281	$269	$12	4.5%
Table Games Win %	18.2%	20.2%		(2.0	)pts

Slot Handle	$1,171	$1,161	$10	0.9%
Slot Hold %	6.6%	6.7%		(0.1	)pts

Hotel Statistics

Occupancy %	88.2%	90.1%		(1.9	)pts
Average Daily Rate (ADR)	$159	$158	$1	0.6%
Revenue per Available Room (RevPAR)	$140	$142	$(2)	(1.4)%
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended March 31, 2018					TTM March 31, 2018
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$53	$48	90.6%	786,472	91.8%	$1,591

Shoppes at Four Seasons
Luxury Retail	21	20	95.2%	142,562	100.0%	5,236
Other Stores	10	9	90.0%	115,729	97.5%	1,846
Total	31	29	93.5%	258,291	98.9%	3,896

Shoppes at Cotai Central(3)	14	12	85.7%	424,388	94.0%	802

Shoppes at Parisian	15	13	86.7%	300,238	90.1%	623

Total Cotai Strip in Macao	113	102	90.3%	1,769,389	93.1%	1,601

The Shoppes at Marina Bay Sands	42	36	85.7%	608,571	96.3%	1,719

Total	$155	$138	89.0%	2,377,960	93.9%	$1,630
____________________

Note:	This table excludes the results of our mall operations at Sands Macao and Sands Bethlehem.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central's renovation, rebranding and expansion to The Londoner Macao.